UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pinnacle West Capital Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2020 Powering the future

SPRING SHAREHOLDER ENGAGEMENT

PINNACLE WEST
CAPITAL CORPORATION

aps

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as "estimate," "predict," "may," "believe," "plan," "expect," "require," "intend," "assume," "project," "anticipate," "goal," "seek," "strategy," "likely," "should," "will," "could" and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), & the effects of energy conservation measures and distributed generation, and technological advancements; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security branches, terrorist attack, physical attack, severe storms, droughts, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or continue or discontinue power plant operations consistent with our corporate interests; and restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law.

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
2

PINNACLE WEST: WHO WE ARE

We are a vertically integrated, regulated electric utility in the growing Southwest United States

Our Business

Pinnacle West operates Arizona Public Service Company ("APS"), our principal subsidiary

$18B
Consolidated Assets

aps®
Arizona's largest and longest-serving electric company, providing affordable and reliable electricity for approximately 1.3M customers

Palo Verde

We operate Palo Verde Generating Station, the nation's largest producer of carbon-free energy

Our Energy Resources

CA
AZ
NM
Legend
Nuclear (Palo Verde)
Coal
Natural Gas
Solar
Solar Plus Storage
Wind
Geothermal
Biogas
Biomass
Microgrid

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
3

BUILDING A SUSTAINABLE FUTURE

We are working to meet business needs with practices that balance a healthy environment, a vibrant economy and strong communities for future generations

Clean

Building a clean energy future with our goal to deliver 100% clean, carbon-free energy to customers by 2050

1,828 MW
of renewables capacity today

100% Carbon Free by 2050
65% Clean Energy by 2030

Affordable

Delivering affordable energy for the benefit of the customers and communities we serve

Since January 2018, average monthly bills are down

$11.68

Reliable

Safely and efficiently delivering reliable energy to meet our customers' needs now and in the future

<1

2019 - Best ever SAIFI (System Average Interruption Frequency Index) reliability performance (excluding voluntary and proactive fire mitigation impacts)

Customer Focused

Developing new and innovative solutions to meet the changing needs of our customers

APS TAKE CHARGE AZ
program is increasing access to charging equipment for electric vehicles

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
4

CLEAN ENERGY COMMITMENT

We are stewards of Arizona preserving its natural resources for generations to come

CLEAN ENERGY COMMITMENT

- **100% clean,** carbon-free electricity by 2050
- **65% clean** energy by 2030 with **45% renewable** energy
- **End our use of coal-fired generation** by 2031

A CLEAN ECONOMIC FUTURE

- Meet our responsibility to power Arizona and move toward a low-carbon economy
- Guided by sound science to advance a healthy environment
- Market-driven energy innovation and a strong Arizona economy are critical
- Starting from an energy mix that is 50% clean which includes: renewables, energy efficiency and clean, carbon-free energy from the Palo Verde Generating Station

2005
24%
2019
50%
2030
65%
(Estimated)
2050
100%
(Aspirational Goal)

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
5

PATHWAYS TO 100% CLEAN

Policy decisions	Support policy decisions that leverage market-based technology and innovation to attract investment in Arizona
Existing power sources	Near-term use of natural gas until technological advances are available to maintain reliable service at reasonable prices
Evolving market-based solutions	Participation in the Energy Imbalance Market provides access to clean energy resources while saving customers money
Electrification	Electrification will drive a cleaner environment and more energy-efficient operations throughout the economy
Modernization of the electric grid	Continue to advance infrastructure that is responsive and resilient while providing customers more choice and control
Energy storage solution	Storage creates opportunity to take advantage of midday solar generation and better respond to peak demand

RENEWABLE ADDITIONS OF 300-500 MW/YEAR TO MEET A 45% TARGET BY 2030

NEXT STEPS: COLLABORATE, ALIGN AND INNOVATE

- Continue reliable and affordable energy delivery
- Collaborate with customers, stakeholders and regulators
- Promote economy-wide electrification of industry, transportation and buildings
- Support innovation, research and development of new technology

PINNACLE WEST CAPITAL CORPORATION Powering the Future 6

ENVIRONMENTAL RECOGNITION

CDP
DISCLOSURE INSIGHT ACTION
A LIST
2019
CLIMATE
As a Climate A List company
we're leading on climate
transparency and action

Climate Change and Water Security **"A Lists"** by CDP: the only U.S. electric utility and 1 of 10 U.S. companies with A's in both categories

Named to the annual ranking of the world's **Top 100 Green Utilities** by Energy Intelligence's *EI New Energy*

MSCI Environmental Sustainability and Governance **"A"** rating[(1)]

Top quartile rating from Sustainalytics on ESG risk[(2)]

SUSTAINALYTICS

CDP
DISCLOSURE INSIGHT ACTION
A LIST
2019
WATER
As a Water A List company
we're leading corporate
transparency on
water risk

(1) As of June 25, 2019.

(2) As of December 20, 2019.

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
7

HUMAN CAPITAL MANAGEMENT

We are investing in human capital to attract, retain and engage a diverse, highly skilled workforce

FOCUSED ON OUR PEOPLE

ATTRACTION

Internship Programs:
61 summer interns in 2019, 61% of whom were diverse

Apprentice Programs:
162 apprentices in the programs, 41 of whom joined in 2019

Incoming Engineer Programs:

- **New Engineers** in Operations Program (Fossil);
- **Legacy Engineer Program** (Palo Verde);
- **Rotational Engineer Program** (Transmission and Distribution)

RETENTION

Robust employee engagement, including **10 Employee Network Groups**

Average **employee tenure of 12 years** due to strong talent strategy

Total **turnover for 2019 was 7.5%** (3% of which were related to retirements)

DEVELOPMENT

Graduated 115 employees from our leadership academies in 2019

External executive training programs for officers

87% of officers, including our CEO, were promoted from leadership positions within the Company[1]

96% of officer positions have "ready-now" replacements identified[2]

100% of director-level positions have "ready-now" replacements identified[2]

A wide variety of training and development opportunities, including leadership academies, rotational programs, mentoring programs, industry certifications, and loaned executive programs

(1) As of March 12, 2020.

(2) As of December 31, 2019.

PINNACLE WEST CAPITAL CORPORATION Powering the Future 8

DIVERSITY AND INCLUSION

OPEN
FOR BUSINESS
TO EVERYONE!

APS signs UNITY Pledge supporting full inclusion and equality in employment, housing and public accommodations for all Arizonans, including the LGBTQ community

OUR EMPLOYEE ENGAGEMENT IS ROOTED IN RESPECT, DIVERSITY AND INCLUSION:

Employee diversity:

- **32%** are ethnically or racially diverse
- **24%** are female
- **17%** are veterans

New hires in 2019:

- **44%** were ethnically or racially diverse
- **29%** were female
- **17%** were veterans

30% of all officers are female[1]

Received the **Torch of Liberty award** from the Arizona Anti-Defamation League in 2019 for our support of diversity and inclusion

[1] As of March 12, 2020.

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
9

DELIVERING SHAREHOLDER VALUE

Our management team is committed to increasing shareholder value as a top priority

Clear Plan to Increase Value

- Robust capital investment opportunities in clean, carbon-free resources
- Strong long-term fundamentals in Arizona (population growth, economic development)

Dividend Growth

- In 2019, Pinnacle West increased its dividend by 6%, representing the 8th straight year of increases[2]

PNW NET INCOME[1]

($ in millions)

6% Growth
550
440
330
220
110
0
$398
$538
2014
2015
2016
2017
2018
2019

[1] In millions; "Net Income" represents consolidated net income attributable to common shareholders.

DIVIDEND GROWTH[2]

($ in millions)

Annual growth goal of 6%
4
3
2
1
0
$2.38
$2.50
$2.62
$2.78
$2.95
$3.13
2014
2015
2016
2017
2018
2019

[2] Future dividends subject to declaration at Board of Directors' discretion.

$4.0 BILLION

Total Shareholder Value Creation

2015-2019

PINNACLE WEST CAPITAL CORPORATION

Powering the Future

10

SOCIAL CAPITAL

We are committed to being a premier corporate citizen while serving Arizona's energy needs

Giving back is an important part of our company culture

Honored by Public Lands Alliance with Corporate Stewardship Award for Support of Grand Canyon Conservancy

Employees **pledged $2.4 million through our Company-sponsored charitable giving program**, through which the Company provides a 50% match

Contributed a total of **$9.8 million to our communities**, with $3 million invested in education

Employees donated an estimated **90,000 volunteer hours** to community organizations

APS graduated its **22nd Diverse Supplier Training Program** participants including small and diverse business owners

Spent approximately $400 million with diverse suppliers

APS linemen set 87 poles and ran 7.5 miles of electric lines, **bringing electricity to families on the Navajo Nation for the first time**

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
11

CUSTOMER AFFORDABILITY

From January 2018 to December 2019, the average residential customer's monthly bill decreased **7.8%**

Our Energy Support Program helps qualifying customers save with a monthly discount of **25%**

Our Crisis Bill Assistance program provides qualifying customers experiencing an unexpected financial hardship up to **$800**

Implemented a customer affordability initiative with targeted savings of **$20 million**

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
12

GROWING ECONOMY

Arizona is growing, and APS is ready to support that growth today and into the future

Arizona is 3rd fastest-growing state according to census data

Arizona's job growth ranked second in the nation in 2019

In 2019, we helped attract new companies to our service territory, creating more than 4,000 new jobs and driving $2.6 billion in capital investment

2019 – Companies announcing moves into APS's service territory include:

- Microsoft – constructing three mega data centers
- Nike – multimillion-dollar manufacturing facility employing at least 500 people
- Red Bull – 700,000 square-foot facility
- Fairlife – 300,000 square-foot facility; scheduled to begin operation in 2020
- Stream Data Centers – 2 million square-feet of data center facilities
- Compass Datacenters – eight buildings on 225 acre campus

PINNACLE WEST CAPITAL CORPORATION Powering the Future 13

SENIOR MANAGEMENT TEAM

We maintain a robust pipeline of talent to serve our complex operations and facilitate effective succession planning in a highly competitive talent environment

Jeff Guldner

Chairman of the Board, President and Chief Executive Officer, Pinnacle West and Chairman and Chief Executive Officer, APS

- *Joined APS in 2004 from Snell & Wilmer*
- *Promoted to President in 2018*
- *Elected to Pinnacle West Board and named Chairman, CEO in 2019*
- *Significant experience in public utility and energy law and regulation*

Jim Hatfield

Executive Vice President, Chief Administrative Officer and Treasurer, Pinnacle West & APS

- *Joined as SVP and CFO in 2008 from OGE Energy Corp.*
- *Promoted to EVP and CAO in January 2020*
- *Responsible for corporate functions including tax, audit and strategy*
- *38+ years of financial experience in the utility and energy business*

"We have strategically selected successors for our management team who we believe will lead our company successfully into the future with continued strong and sustainable performance."

-Kathy Munro, Lead Director

Ted Geisler

Senior Vice President and Chief Financial Officer, Pinnacle West & APS

- *Joined APS in 2001*
- *Promoted to SVP and CFO, January 2020*
- *Responsible for financial and technology functions, including finance and treasury, investor relations, enterprise-wide technology applications and infrastructure*

Daniel Froetscher

President and Chief Operating Officer, APS

- *Joined APS in 1980*
- *Promoted to President and COO, January 2020*
- *Responsible for customer service, T&D, non-nuclear generation, resource management, environmental, supply chain, external communications and corporate development*

Maria Lacal

Executive Vice President and Chief Nuclear Officer, APS

- *Joined APS as VP Operations Support in 2007 from Florida Power and Light Company*
- *Promoted to EVP and Chief Nuclear Officer in January 2020*
- *Responsible for all nuclear-related activities*

PINNACLE WEST CAPITAL CORPORATION Powering the Future 14

EXECUTIVE COMPENSATION HIGHLIGHTS

NEW FOR 2020:

- Elimination of the CEO Incentive Plan. The CEO has been included in the APS Incentive Plan and will have a formal payout target of 110% of base salary
- Beginning with 2020 grants, CEO and EVP TSR-based performance shares will require relative outperformance for target vesting

ALREADY IN PLACE:

Shareholder feedback informs compensation program design	Substantial portion of pay is at risk,77% for the CEO and 66% for other NEOs	Performance shares are 100% tied to relative performance of TSR and various operational metrics and require 90th percentile performance for maximum payouts
No excise tax gross-up provisions in new or materially amended Change of Control Agreements	Anti-hedging and anti-pledging policy	Stock ownership guidelines for all executive officers
Clawback policy for our current or former executive officers covering short- and long-term incentive awards		

PINNACLE WEST CAPITAL CORPORATION Powering the Future 15

BOARD OF DIRECTORS

Our Board members possess the deep and diverse skills and experience necessary to provide effective oversight of our strategy and operations

RICHARD P. FOX
INDEPENDENT
Independent Consultant and former Managing Partner of Ernst & Young

Director since: **2014**

JEFFREY B. GULDNER
Chairman of the Board, President & Chief Executive Officer of Pinnacle West and Chairman and CEO of APS

Director since: **2019**

DALE E. KLEIN, Ph.D.
INDEPENDENT
Professor of Mechanical Engineering, University of Texas at Austin

Director since: **2010**

HUMBERTO S. LOPEZ
INDEPENDENT
Chairman of the Board, HSL Properties

Director since: **1995**

DENIS A. CORTESE, M.D.
INDEPENDENT
Director, Health Care Delivery and Policy Program, Arizona State University, and Emeritus President and CEO of the Mayo Clinic

Director since: **2010**

Diversity
Male
Female
3/11
are gender diverse: Mses. Munro, Bryan and Sims are women
2/11
Mr. Lopez and Ms. Bryan are racially or ethnically diverse
Race/Ethnicity
Other
Diverse
10/11
independent director nominees
Tenure
0-5 years
6-10 years
Over 10 years
9.5 years
average tenure
INDEPENDENCE
Independent Directors
Non-Independent
Since the adoption of our retirement policy, two independent Directors have retired and three new independent Directors have been elected
54%
of our board will retire by the 2025 Annual Meeting of Shareholders

KATHRYN L. MUNRO
LEAD DIRECTOR
Principal, BridgeWest, LLC

Director since: **2000**

GLYNIS A. BRYAN
INDEPENDENT
Chief Financial Officer, Insight Enterprises, Inc.

Director since: **2020**

BRUCE J. NORDSTROM
INDEPENDENT
Vice President and CPA, Nordstrom & Associates, P.C.

Director since: **2000**

DAVID P. WAGENER
INDEPENDENT
Managing Partner, Wagener Capital Management

Director since: **2014**

JAMES E. TREVATHAN, JR.
INDEPENDENT
Former Executive Vice President and Chief Operating Officer, Waste Management, Inc.

Director since: **2018**

PAULA J. SIMS
INDEPENDENT
Professor of Practice and Executive Coach, UNC Kenan Flagler Business School

Director since: **2016**

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
16

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our strong corporate governance practices demonstrate the Board's commitment to enabling an effective structure to support the successful execution of our strategic priorities

Board Facts:

- 40% of our independent directors are gender or ethnically diverse: Mses. Bryan, Munro and Sims, and Mr. Lopez
- All Directors but Mr. Guldner are independent
- Director retirement policy allowing thoughtful and systematic succession planning
- Annual Board and Director evaluations and discussions with the Lead Director
- Independent Lead Director with clearly defined roles and responsibilities

"As part of our Board refreshment planning process, we have developed and continue to update a matrix of our Board members' skills and experience, assessing where we need to augment certain skills and experience due to upcoming Board retirements and/or our future long-term plans, while continuing our focus on diversity among our members."

-Kathy Munro, Lead Director

Suite of Governance Benefits for Shareholders:

- Proxy access: 20 shareholders owning 3% for 3 years
- Special shareholder meeting right at 15%, reduced from 25% in 2020
- Annual election of Directors
- No supermajority provisions in the Articles of Incorporation or Bylaws
- No poison pill
- Annual votes on the advisory "say-on-pay" vote on executive compensation
- Cumulative voting for the election of Directors

Proxy Access

3%
3 years
20 shareholders

PINNACLE WEST CAPITAL CORPORATION
Powering the Future
17

VOTING ITEMS AND BOARD RECOMMENDATIONS

VOTING ITEMS		BOARD RECOMMENDATION
Proposal 1	To elect eleven directors to serve until the 2021 Annual Meeting of Shareholders	✓ **FOR each director nominee**
Proposal 2	To hold an advisory vote to approve executive compensation	✓ **FOR**
Proposal 3	To ratify the appointment of our independent accountant for the year ending December 31, 2020	✓ **FOR**
Proposal 4	A shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10% to call special shareholder meetings, if properly presented at the Annual Meeting	⊗ **AGAINST**

PINNACLE WEST CAPITAL CORPORATION Powering the Future 18

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 20, 2020.

PINNACLE WEST CAPITAL
CORPORATION

PINNACLE WEST CAPITAL CORPORATION
ATTN: SHAREHOLDER SERVICES
400 NORTH FIFTH STREET, STA 8602
PHOENIX, AZ 85004

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 12, 2020
Date:	May 20, 2020	Time:	10:30 a.m. MST
Location:	Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/PNW.
The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/PNW and be sure to have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page).
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares by mail. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT           10-K WRAP
How to View Online:
Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page)  and visit: www.proxyvote.com, or scan the QR Barcode below.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.
Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 6, 2020 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods	SCAN TO VIEW MATERIALS & VOTE

Vote By Internet:

Before The Meeting:
Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:
Go to www.virtualshareholdermeeting.com/PNW. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:

	01)	Glynis A. Bryan	07)	Kathryn L. Munro
	02)	Denis A. Cortese, M.D.	08)	Bruce J. Nordstrom
	03)	Richard P. Fox	09)	Paula J. Sims
	04)	Jeffrey B. Guldner	10)	James E. Trevathan, Jr.
	05)	Dale E. Klein, Ph.D.	11)	David P. Wagener
	06)	Humberto S. Lopez

The Board of Directors recommends you vote FOR proposal 2:

2.	Advisory vote to approve executive compensation as disclosed in the 2020 Proxy Statement.

The Board of Directors recommends you vote FOR proposal 3:

3.	Ratify the appointment of the independent accountant for the year ending December 31, 2020.

The Board of Directors recommends you vote AGAINST proposal 4:

4.	Vote on the approval of a shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10% to call special shareholder meetings, if properly presented at the meeting.

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PINNACLE WEST
CAPITAL CORPORATION

Your vote is needed!

Dear Fellow Shareholder:

We are looking forward to our upcoming 2020 Annual Meeting of Shareholders, which is being held on May 20, 2020. Pinnacle West achieved another year of strong operational performance in 2019 led by our talented and resourceful employees. We take tremendous pride in our commitment to customers, employees, the communities we serve across Arizona, and you, our shareholders.

Enclosed are the proxy materials, which highlight our business, our Board of Directors, our corporate governance, our executive compensation program, and certain audit matters. This year you are being asked to vote on four proposals. Those proposals, together with management's recommendation, are:

Proposal 1	To elect eleven directors to serve until the 2021 Annual Meeting of Shareholders	**FOR each director nominee**
Proposal 2	To hold an advisory vote to approve executive compensation	**FOR**
Proposal 3	To ratify the appointment of our independent accountant for the year ending December 31, 2020	**FOR**
Proposal 4	A shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10% to call special shareholder meetings, if properly presented at the Annual Meeting	**AGAINST**

Your vote is important! Even if you do not participate in the Annual Meeting, please take time to vote.

THREE WAYS TO VOTE

PROXY QUESTIONS?
Call 602-250-5511

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

P32292-LTR

Let's vote on it.
Let your proxy vote be heard.
PINNACLE WEST
CAPITAL CORPORATION
YOUR VOTE MATTERS.
We've made it easy, so take two minutes right now to vote using your preferred device.
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Go to:
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P32292-EPB